CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective to the Registration Statement on Form N-14 of Northern Lights Fund Trust II with respect to the filing of the Prospectus and Statement of Additional Information for Hodges Fund, Hodges Small Cap Fund, Hodges Small Intrinsic Value Fund and Hodges Blue Chip Equity Income Fund, each a series of Northern Lights Fund Trust II.

/s/Tait, Weller & Baker LLp

Philadelphia, Pennsylvania

June 5, 2023